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                              GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                           NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000.  The table below will help determine the number to give the payer.


------------------------------------------------------          ------------------------------------------------------------
                               Give the                                                          Give the EMPLOYER
For this type of account:      SOCIAL SECURITY                   For this type of account:       IDENTIFICATION
                               number of --                                                      number of --
-------------------------------------------------------          -----------------------------------------------------------
1.  An individual's account    The individual                    7.   Corporate account          The corporation
2.   Two or more               The actual owner of               8.   Religious, charitable, or  The organization
     individuals (joint        the account or, if                     educational organization
     account)                  combined funds, any                    account
                               one of the
                               individuals(1)
3.   Custodian account of a    The minor(2)                      9.   Partnership account held   The partnership
     minor (Uniform Gift to                                           in the name of the
     Minors Act)                                                      business
4.   a.  The usual             The grantor-trustee(1)            10.  Association, club, or      The organization
         revocable savings                                            other tax-exempt
         trust account                                                organization
         (grantor is also
         trustee)

     b.  So-called trust       The actual owner(1)
         account that is not
         a legal or valid
         trust under State
         law
5.   Sole proprietorship       The owner(4)                      11.  A broker or registered     The broker or nominee
     account                                                          nominee
6.  A valid trust, estate, or  The legal entity (Do              12.  Account with the           The public entity
      pension trust            not furnish the                        Department of
                               identifying number of                  Agriculture in the name
                               the personal                           of a public entity (such
                               representative or                      as a State or local
                               trustee unless the legal               government, school
                               entity itself is not                   district, or prison) that
                               designated in the                      receives agricultural
                               account title.)(5)                     program payments
-------------------------------------------------------          -----------------------------------------------------------

(1) List first and circle the name of the person whose  number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.
Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2


Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue
Service and apply for a number.

Payees Exempt from Backup Withholding Payees specifically exempted from backup withholding on payments of interest and dividends include the following:

   o  A corporation.
   o  A financial institution.
   o An organization exempt from tax under section 501(a), or an individual retirement plan.
   o The United States or any agency or instrumentality thereof.
   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   o An international organization or any agency or instrumentality thereof.
   o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   o  A real estate investment trust.
   o  A common trust fund operated by a bank under section
     584(a)
   o An exempt  charitable  remainder  trust, or a non-exempt trust described in section 4947(a)(1).
   o An entity registered at all times under the Investment Company Act of 1940.
   o  A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   o Payments to nonresident aliens subject to withholding under section 1441.
   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   o Payments of patronage dividends where the amount received is not paid in money.
   o  Payments made by certain foreign organizations.

     Payments of interest not generally subject to backup withholding include the following:


   o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
   o Payments of tax-exempt interest (including exempt interest dividends under section 852).
   o Payments described in section 6049(b)(5) to nonresident aliens.
   o  Payments on tax-free covenant bonds under section 1451.
   o  Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and their regulations.

Privacy Act Notice - Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. (2) Civil Penalty for False Information With Respect to Withholding.- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. (3) Criminal Penalty for Falsifying Information.- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT
YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE